Joint Filer Information

Title of Security:              Equity Trust Securities

Issuer & Ticker Symbol:         Equity Securities Trust II (RET)

Designated Filer:               Amaranth LLC

Other Joint Filers:             Amaranth Advisors L.L.C.
                                Nicholas M. Maounis

Addresses:                      The principal business office address for each
                                of the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:




                                AMARANTH ADVISORS L.L.C.


                                By: /s/ Nicholas M. Maounis, President
                                    ----------------------------------
                                        Nicholas M. Maounis, President


                                    /s/ Nicholas M. Maounis
                                    ----------------------------------
                                        Nicholas M. Maounis